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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 RIBAPHARM INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  * * * * * * *

I, the undersigned Secretary of Ribapharm Inc., do hereby certify as follows:

1.       The name of the corporation (the "Corporation") is Ribapharm Inc.

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 14, 2000 and was amended on June 14, 2000.

3. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation has been (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, (b) approved by written consent of the holders of a majority of the outstanding shares of voting stock and a majority of the outstanding shares of each class of capital stock of the Corporation in accordance with Section 228 of the DGCL and (c) duly executed by an officer of the Corporation in accordance with Section 103 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation, as amended and restated, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
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                                    ARTICLE I

         The name of the corporation (the "Corporation") is Ribapharm Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

         (a) The total number of shares of stock that the Corporation shall have authority to issue is 560,000,000 shares, consisting of
                  (i) 400,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) 150,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") and (iii) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         (b) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock.

                  (i) Except as otherwise set forth in this Article IV, the relative powers, preferences, and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects.



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                  (ii)     Subject to any rights of holders of Preferred Stock
                           and subject to any other provisions of this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to Class A Common Stock or with respect to Class B Common Stock (other than dividends or other distributions payable in shares of Common Stock), a like dividend or other distribution in cash or other property in an equal amount per share shall also be paid with respect to shares of the other class of Common Stock. In the case of dividends or other distributions payable in Common Stock, including without limitation, distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in proportion for each class.


                  (iii) (A) At each meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, (i) each holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in the name of the holder on the transfer books of the Corporation and (ii) each holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in the name of the holder on the transfer books of the Corporation. Except as may be otherwise required by law or by this Article IV, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.



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                           (B) Except as otherwise provided by law or as
                           otherwise provided in this Amended and Restated Certificate of Incorporation, and subject to any rights of holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect such class adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class. Any increase in the authorized number of shares of any class or classes of stock of the Corporation or the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or the Class B Common Stock.

                           (C) Each reference in this Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as applicable, are entitled.

                  (iv) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of any amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock (and, for the avoidance of doubt, such distribution shall be irrespective of the difference in voting rights between such classes of stock). For purposes of this paragraph (b)(iv), the voluntary sale, conveyance, lease, exchange or transfer




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                           (for cash, shares of stock, securities, or other
                           consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.


                  (v) (A) Prior to the date on which shares of Class B Common Stock are transferred to the holders of shares of common stock, par value $.01 per share ("ICN Common Stock") of ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), in a Tax-Free Spin-Off (as defined in paragraph (b)(v)(B) below), each record holder of shares of Class B Common Stock may from time to time convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares. In addition, each request to convert Class B Common Stock to Class A Common Stock shall be accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation (i) stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and (ii) requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein (setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued). To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.


                           (B) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by ICN or any corporation, partnership, joint venture, association or other entity in which ICN beneficially owns, directly and/or indirectly, 50% or more of the outstanding voting stock, voting power, or similar voting interest (each, a "Subsidiary Entity"). Except in connection with a Tax-Free Spin-Off, each share of Class B Common Stock shall also automatically convert into one share of Class A Common Stock if the number of outstanding shares of Class B Common Stock falls



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                           below 20% of the aggregate number of outstanding
                           shares of Class A Common Stock and Class B Common Stock. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (1) in any transfer effected in connection with a distribution of Class B Common Stock as a spin-off or split-off to holders of ICN Common Stock intended to be effected on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") or (2) at any time after a Tax-Free Spin-Off. Notwithstanding the foregoing, each share of Class B Common Stock shall automatically convert into a share of Class A Common Stock immediately prior to any spin-off or split-off to holders of ICN Common Stock if such conversion would not prevent the spin-off or split-off from qualifying as a Tax-Free Spin-Off. For purposes of this paragraph (b)(v)(B), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to holders of ICN Common Stock following receipt of an affidavit described in clause
                           (3) of paragraph (b)(v)(D) below.

                                    If all of the outstanding shares of Class B
                           Common Stock automatically convert into shares of Class A Common Stock pursuant to the immediately preceding paragraph, the Corporation will provide notice of such automatic conversion to all holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class postage prepaid, to each holder of record of the Common Stock at such holder's address as it appears on the transfer books of the Corporation; provided, further that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of the shares of Class B Common Stock into shares of Class A Common Stock. Each such notice shall state, as appropriate, the following:

                                    (1)      the automatic conversion date;


                                    (2)      that all outstanding shares of
                                             Class B Common Stock are
                                             automatically converted;



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                                    (3)      the place or places where
                                             certificates for such shares are to
                                             be surrendered for conversion; and


                                    (4)      that no dividend will be declared
                                             on the shares of Class B Common
                                             Stock converted after such
                                             conversion date.

                                    Immediately upon conversion of shares of
                           Class B Common Stock into shares of Class A Common Stock, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes with respect to the shares converted as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid dividends with respect to the shares converted, if any, declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph
                           (b)(v)(F) below.

                           (C) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may either (1) sell or otherwise dispose of or transfer any or all of such shares held by them only in connection with a transfer which meets the qualifications of paragraph
                           (b)(v)(D) below, or (2) convert any or all of such shares into shares of Class A Common Stock as provided in paragraph (b)(v)(A) above. Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock became registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation which, pursuant to paragraph (b)(viii) below, were reclassified into shares of Class B Common Stock, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (b)(v)(D) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock, be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.



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                                    Holders of shares of Class B Common Stock
                           may transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                           (D) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate for such shares of Class B Common Stock issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                                            (1)      an affidavit from ICN
                                                     stating that such
                                                     certificate is being
                                                     presented to effect a
                                                     transfer by ICN of such
                                                     shares to a Subsidiary
                                                     Entity of ICN; or

                                            (2)      an affidavit from ICN
                                                     stating that such
                                                     certificate is being
                                                     presented to effect a
                                                     transfer by any Subsidiary
                                                     Entity of ICN of such
                                                     shares to ICN or another
                                                     Subsidiary Entity of ICN;
                                                     or

                                            (3)      an affidavit from ICN
                                                     stating that such
                                                     certificate is being
                                                     presented to effect a
                                                     transfer by ICN of such
                                                     shares to the holders of
                                                     ICN Common Stock in
                                                     connection with a Tax-Free
                                                     Spin-Off.

                                    Each affidavit of a record holder furnished
                           pursuant to this paragraph (b)(v)(D) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.





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                                    If a record holder of shares of Class B
                           Common Stock shall deliver a certificate for such shares, endorsed by such holder for transfer or accompanied by an instrument of transfer signed by such holder, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (b)(v)(D), then such person or any successive transferee of such certificate shall treat such endorsement or instrument as authorizing such person on behalf of such record holder to convert such shares in the manner above provided for the purpose of transferring to such person the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion required above, and such shares of Class B Common Stock shall be deemed to have been converted into Class A Common Stock accordingly.

                                    If shares of Class B Common Stock are
                           improperly registered in the name of such a person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (1) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (2) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion, and
                           (3) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                                    In the event that the Board of Directors of
                           the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of this paragraph
                           (b)(v)(D), or shall determine that a person is enjoying for such person's own benefit the special rights




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                           and powers of shares of Class B Common Stock in
                           violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. Without limiting the generality of the preceding sentence, an unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

                           (E) Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

                                    "The shares of Class B Common Stock
                           represented by this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in paragraph (b)(v)(D) of Article IV of the Amended and Restated Certificate of Incorporation of this Corporation. No person who receives the shares represented by this certificate in connection with a transfer which does not meet the qualifications prescribed by paragraph (b)(v)(D) of said Article IV is entitled to own or to be registered as the record holder of such shares of Class B Common Stock. The record holder of this certificate may at any time convert the shares of Class B Common Stock represented by this certificate into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                                    Upon and after the transfer of shares in a
                           Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (b)(v)(E).

                           (F) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph (b)(v), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted.



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                           (G) The Corporation shall not reissue or resell any
                           shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph (b)(v), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                                    The Corporation shall at all times reserve
                           and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                           (H) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (b)(v) or in connection with the making of any determination referred to in this paragraph (b)(v):

                                            (1)      the Corporation shall be
                                                     under no obligation to make
                                                     any investigation of facts
                                                     unless an officer, employee
                                                     or agent of the Corporation
                                                     responsible for making such
                                                     transfer or determination
                                                     or issuing Class A Common
                                                     Stock pursuant to such
                                                     conversion has substantial
                                                     reason to believe, or
                                                     unless the Board of
                                                     Directors (or a committee
                                                     of the Board of Directors
                                                     designated for the purpose)
                                                     determines that there is
                                                     substantial reason to
                                                     believe, that any affidavit
                                                     or other document is
                                                     incomplete or incorrect in
                                                     a material respect, in
                                                     which event the Corporation
                                                     shall make or cause to be
                                                     made such investigation as
                                                     it may deem necessary or
                                                     desirable in the
                                                     circumstances and have a
                                                     reasonable time to complete
                                                     such investigation; and



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                                            (2)      neither the Corporation nor
                                                     any director, officer,
                                                     employee or agent of the
                                                     Corporation shall be liable
                                                     in any manner for any
                                                     action taken or omitted in
                                                     good faith.

                           (I) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph
                           (b)(v), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (vi) All rights to vote and all voting power (including, without limitation, thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as expressly provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation (as defined below) or as otherwise expressly required by applicable law.

                  (vii) No stockholder shall be entitled to exercise any right of cumulative voting.


                  (viii) Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, without the further action of the Corporation or the stockholders of the Corporation, each share of common stock of the Corporation, par value $.01 per share, issued and outstanding immediately prior to such effectiveness shall be subdivided, changed into and reclassified as 1,428,571.42 shares of Class B Common Stock. Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $0.01 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Class B Common Stock to which such holder is entitled as a result of the changes in the common stock effected by the preceding sentence (the "Reclassification"). Until surrendered and exchanged in accordance




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
                           therewith, each certificate that, immediately prior to such effectiveness, represented common stock shall represent the number of shares of Class B Common Stock to which the holder is entitled as a result of the Reclassification.


         (c) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:


                  (i) The designation of the class or series, which may be by distinguishing number, letter or title.


                  (ii) The number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the class or series.

                  (iv) The dates on which dividends, if any, shall be payable.


                  (v) The redemption rights and price or prices, if any, for shares of the class or series.


                  (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series.


                  (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                  (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series.


                  (x) The voting rights, if any, of the holders of shares of the class or series.


         (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         (e) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided in this Amended and Restated Certificate of Incorporation or by applicable law.

                                    ARTICLE V

         In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

         (a) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws; and

         (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder (other than ICN) shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         (c) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of this Article V.

                                   ARTICLE VI

         (a) Unless otherwise prescribed by law and subject to any preferential rights of any outstanding class or series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the President.

         (b) No business other than that stated in the notice shall be transacted at any special meeting of stockholders.


         (c) Advance notice of the proposal of business by stockholders shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

         (d) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                   ARTICLE VII

         (a) Subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation, including the rights of the holders of Class B Common Stock as set forth in this Article VII, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors.

         (b) The directors, other than the Class B Director (as defined below) and those who may be elected by the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2004. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected, by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.


                  Any ICN Affiliate (as defined below) shall not be qualified to serve as a director of the Corporation until the election of directors to be held at the 2004 annual meeting of stockholders.

                  "ICN Affiliate" means any person who was a director, officer, employee or consultant of ICN during the three year period immediately prior to the election at issue, except for persons who are directors of the Corporation immediately following the initial public offering of shares of the Corporation.

                  Until such time as the number of outstanding shares of Class B Common Stock falls below 20% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock or a Tax-Free Spin Off occurs, (i) the number of directors of the Corporation shall be increased by one, and
                  (ii) the holders of Class B Common Stock, voting as a separate class, shall be entitled, on an annual basis, to elect such additional director of the Corporation (the "Class B Director"). Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, on the first date on which the total number of outstanding shares of Class B Common Stock falls below 20% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, (i) the term of office of the Class B Director shall terminate and (ii) the number of directors of the Corporation shall, without further action, be reduced by one.

         (c) A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.

         (d) Other than the Class B Director and subject to the rights of the holders of any class or series of Preferred Stock or any other class or series of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office with or without cause upon the affirmative vote of holders of at least 80% of the voting power of the then outstanding Common Stock, voting as a single class. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

                  The Class B Director may be removed from office, with or without cause, by the affirmative vote of at least a majority of the Class B Common Stock, voting as a separate class.

         (e) Except as otherwise provided for in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders; provided, however, that any vacancy on the Board of Directors caused by the death, resignation, disqualification, removal or other cause of the Class B Director shall be filled be the affirmative vote of the holders of a majority of the Class B Common Stock, voting as a separate class (other than as provided in paragraph (b) of this Article VII). Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified, and in the case of the Class B Director, until the next annual meeting. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


         (f) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of the Corporation, as amended and in effect from time to time.

         (g) Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         (h) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and a majority of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                  ARTICLE VIII

         (a) Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation in accordance with the bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.


         (b) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification different from that provided in this Article VIII.

         (c) Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE IX

         (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XI

         The Corporation elects not to be governed by Section 203 of the DGCL.

                                   ARTICLE XII

         Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted, subject to the right reserved in this
         Article XII; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

              IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Harry A. Roosje, its Secretary, this ___ day of________, 2001.

                            RIBAPHARM INC.




                            By:
                               -----------------------------------------------
                                Name:  Harry A. Roosje
                                Title:    Secretary